CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of FundX Investment Trust with respect to the FundX Tactical Upgrader Fund and FundX Conservative Upgrader Fund, and to the use of our report dated November 27, 2018 on the financial statements and financial highlights included in the 2018 Annual Report. Such financial statements and financial highlights appear in the 2018 Annual Report to Shareholders, which is incorporated by reference on Form N-14.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 21, 2019